2022 Earnings Presentation and Updated 2023 Outlook March 9, 2023 Exhibit 99.2

2 Introduction Redeate (Red) Tilahun Senior Manager, Investor Relations and Financial Reporting 01 02 03 04 05 Operational Highlights Chris Bradshaw President and CEO Financial Review Jennifer Whalen SVP, Chief Financial Officer Concluding Remarks Chris Bradshaw President and CEO Questions & Answers 2022 Earnings Call & CY2023 Outlook

3 Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements represent Bristow Group Inc.’s (the “Company”) current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words and, for the avoidance of doubt, include all statements herein regarding the Company's financial targets for Calendar Year 2023 and operational outlook. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements (including the Company's financial targets for Calendar Year 2023 and operational outlook) speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof except as may be required by applicable law. Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: public health crises, such as pandemics (COVID-19) and epidemics, and any related government policies and actions; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; our inability to execute our business strategy for diversification efforts related to, government services, offshore wind, and advanced air mobility; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the possibility of changes in tax and other laws and regulations and policies, including, without limitation, actions of governments that impact oil and gas operations or favor renewable energy projects; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; general economic conditions, including the capital and credit markets; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely; the existence of operating risks inherent in our business, including the possibility of declining safety performance; the possibility of political instability, war or acts of terrorism in any of the countries where we operate; the possibility that reductions in spending on aviation services by governmental agencies could lead to modifications of our search and rescue (“SAR”) contract terms with governments, our contracts with the Bureau of Safety and Environmental Enforcement (“BSEE”) or delays in receiving payments under such contracts; the effectiveness of our environmental, social and governance initiatives; the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; and our reliance on a limited number of helicopter manufacturers and suppliers. If one or more of the foregoing risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “Annual Report”) which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Annual Report and in our filings with the United States Securities and Exchange Commission (the “SEC”), all of which are accessible on the SEC’s website at www.sec.gov. This presentation includes an illustrative calculation of the Company’s Net Asset Value. The Company’s Net Asset Value is based upon the market value of the Company’s owned helicopters (as determined by third-party appraisals) plus the book value of the Company’s other assets less the Company’s liabilities. For the purposes of this Net Asset Value calculation, the market value of the Company's helicopters is pulled directly from valuation specialists’ and third-party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices and the balance of supply and demand of helicopters. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third-party in an arm’s length sale of the asset, the fleet or the Company.

4 Non-GAAP Financial Measures Reconciliation Non-GAAP In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP measures including EBITDA, Adjusted EBITDA, Net Debt, Free Cash Flow and Adjusted Free Cash Flow. Each of these measures, detailed below, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our filings with the SEC and posted on our website. EBITDA and Adjusted EBITDA are presented as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period and noted in the applicable reconciliation. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements the financial performance of our assets without regard to financing methods, capital structure or historical cost basis. The GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income. Since neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of Free Cash Flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. This presentation provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands, unaudited). The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA for Calendar Year 2023 included in this presentation to projected net income (GAAP) for the same period because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted Adjusted EBITDA to net income (GAAP) for Calendar Year 2023. Free Cash Flow represents the Company’s net cash provided by operating activities plus proceeds from disposition of property and equipment, less expenditures related to purchases of property and equipment. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to a PBH maintenance agreement buy-in, reorganization items, cost associated with recent mergers, acquisitions and ongoing integration efforts as well as other special items which include professional services fees that are not related to continuing business operations and other nonrecurring costs. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to our ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's Free Cash Flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their Free Cash Flow. As such, they may not be comparable to other similarly titled measures used by other companies. The Company also uses Adjusted Free Cash Flow excluding Net Capex. “Net Capex” is defined as net (proceeds from)/purchases of property and equipment. Management uses Adjusted Free Cash Flow excluding Net Capex, and believes this information is meaningful to investors, as an analytical indicator to assess the Company’s liquidity and cash generating performance. The Company also presents Net Debt, which is a non-GAAP measure, defined as total principal balance on borrowings less unrestricted cash and cash equivalents. The GAAP measure most directly comparable to Net Debt is total debt. Since Net Debt is not a recognized term under GAAP, it should not be used as an indicator of, or an alternative to, total debt. Management uses Net Debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. A reconciliation of each of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding gains or losses on asset dispositions, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt is included elsewhere in this presentation.

5 Leading Global Provider of Innovative and Sustainable Vertical Flight Solutions As of 12/31/2022 Global Employees 3,138 Total 808 Pilots 804 Mechanics Headquartered in Houston, TX Lines of Services: 4 Offshore Energy Services Government Services Fixed Wing Services Other Services Publicly Traded on NYSE (VTOL) Presence on 6 Continents Customers in 15+ Countries Diverse fleet of 227 Aircraft LTM operating revenues of $1.2 billion Aircraft Type Rotary Wing Fixed Wing UAV

6 (1) As of 12/31/2022 (2) Reflects LTM operating revenues by region as of 12/31/2022; see slide 26 for reconciliation (3) Reflects LTM operating revenues by end market as of 12/31/2022; see slide 25 for reconciliation Operating Revenues by Region(2)Aircraft Fleet(1) Operating Revenues by End Market(3) 6% Light Twin 12% Single Engine 8% Fixed Wing/ UAV 30% S92 9% AW189 24% AW139 11% Other Heavy/ Medium 33% Americas 53% Europe 6% Asia Pacific 8% Africa 1% Other 67% Offshore Energy 8% Fixed Wing 24% Government227 $1.2 bn $1.2 bn Aircraft and Revenue Mix

7 Significant Presence in Key Regions Global Leadership We currently have customers in: • Australia • Brazil • Canada • Chile • Dutch Caribbean • Falkland Islands • Guyana • India • Mexico • The Netherlands • Nigeria • Norway • Spain • Suriname • Trinidad • United Kingdom • United States Total Aircraft: 227 Bristow Headquarters Operating Presence Dry Lease/Partnership (1) As of 12/31/2022 16 13 2 27 43 22 3 2 70 6 2 12 Percentage and Number of Aircraft by Region(1) 50% Americas34% Europe 10% Africa 6% Asia Pacific 114 77 22 14 5 4

8 Key Financial Highlights (1) Amounts shown as of 12/31/2022 (2) Comprised of $160.0 million in unrestricted cash balances and $79.7 million of remaining availability under ABL Facility (3) See slide 20 for reconciliation of Net Debt (4) See slide 22 for reconciliation of LTM Adjusted EBITDA excluding asset dispositions and foreign exchange (5) For the nine months ended 12/31/2022 $240mm Available Liquidity(1),(2) $366mm Net Debt(1),(3) $137mm LTM Adj. EBITDA Excl. Asset Sales & Foreign Exchange(1),(4) QTD Financial Highlights(1) $314mm Total revenues $36mm Adjusted EBITDA excluding asset dispositions and FX YTD Financial Highlights(5) $923mm Total revenues $107mm Adjusted EBITDA excluding asset dispositions and FX

9 Entry Into Long-term Equipment Financings up to £145 Million Bristow entered into two thirteen-year secured equipment financings for an aggregate amount up to £145 million. The proceeds from the financings were used to refinance the indebtedness of the previous equipment financing facilities coming due and provide additional financing to support Bristow's obligations under its SAR contracts in the U.K. Recent Quarter Highlights Bristow Completed its Fiscal Year End Transition As of December 31, 2022 In August 2022, Bristow’s Board approved a change in the fiscal year end from March 31st to December 31st, aligning its fiscal year to the calendar year. Commenced Search and Rescue Helicopter Services for NLSAR and DCCG Bristow launched its SAR helicopter services for the Netherlands Coast Guard from two new custom-designed bases on November 4th. Bristow also began SAR operations in the Dutch Caribbean on behalf of the Dutch Caribbean Coast Guard in October 2022. Entered into a purchase agreement for six new AW139 medium helicopters scheduled for delivery in 2024 In October 2022, Bristow entered into an agreement to purchase six new AW139 medium helicopters for approximately $106 million. The new aircraft are expected to be delivered in 2024 and will be used to support the UKSAR2G contract awarded to Bristow in July 2022.

Quarterly Results – Sequential Quarter Comparison

- Operating revenues were $5.0 million higher than the Preceding Quarter(1) primarily due to:
  - Higher government services revenues due to commencement of new contracts
  - Higher offshore energy activity levels were partially offset by unfavorable foreign exchange rate impacts in Europe and lower utilization in fixed wing services
- Operating expenses were $3.3 million higher primarily due to subcontractor costs, higher personnel, and leased-in equipment costs
- General and administrative expenses were $0.6 million higher primarily due to higher compensation costs and IT-related costs
- Net loss on disposal of assets was $1.7 million in the Current Quarter(1) compared to a gain of $3.4 million in the Preceding Quarter
- Other expense, inclusive of foreign exchange losses, was $7.7 million in the Current Quarter compared to income, inclusive of foreign exchange gains, of $11.3 million in the Preceding Quarter
- Adjusted EBITDA, excl. asset sales and foreign exchange(2), increased by $2.4 million

Operating Revenues



$ in millions
350
300
250
200
150
100
50
0
$299
$304
Sept 2022
Dec 2022

Adjusted EBITDA, excl. Asset Sales & Foreign Exchange



$ in millions
$40
$20
$0
$34
$36
Sept 2022
Dec 2022

(1) "Current Quarter" refers to the three months ended December 31, 2022, and the "Preceding Quarter" refers to the three months ended September 30, 2022
(2) Adjusted EBITDA excludes special items. See slide 22 for a description of special items and reconciliation to net income

Bristow
10

11 Annual Results – Year To Date Comparison (1) “Current Year” refers to the nine months ended December 31, 2022, and the “Prior Year” refers to the nine months ended December 31, 2021 (2) Adjusted EBITDA excludes special items. See slide 23 for a description of special items and reconciliation to net income $863 $898 $0 $400 $800 $1,200 Prior Year Current Year $ i n m il li o n s Operating Revenues(1) $114 $107 $0 $40 $80 $120 Prior Year Current Year $ i n m il li o n s Adjusted EBITDA, excl. Asset Sales & Foreign Exchange(1) Operating revenues were $34.4 million higher in the Current Year(1) primarily due to: • Higher offshore energy activity levels • Higher government services revenues due to commencement of new contracts • Higher utilization in fixed wing services • Partially offset by unfavorable foreign exchange rate impacts in Europe Operating expenses were $35.5 million higher primarily due to higher fuel, repairs and maintenance and other costs, partially offset by lower personnel, leased-in equipment and insurance costs General and administrative expenses were $5.6 million higher primarily due to higher compensation costs, travel costs and professional services fees Interest income was $1.7 million in the Current Year compared to $0.1 million in the Prior Year(1) Other income, inclusive of foreign exchange gains, was $20.4 million in the Current Year compared to $25.5 million in the Prior Year Adjusted EBITDA, excl. asset sales and foreign exchange(2), decreased by $6.7 million

12 $0 $100 $200 $300 $400 $500 $600 $700 1 9 8 0 1 9 8 1 1 9 8 2 1 9 8 3 1 9 8 4 1 9 8 5 1 9 8 6 1 9 8 7 1 9 8 8 1 9 8 9 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 2 0 2 1 2 0 2 2 E 2 0 2 3 E 2 0 2 4 E 2 0 2 5 E Multi-year Growth in Upstream Offshore Energy Spending Source: Company Reports, Barclays Research, January 2023 Upstream Spending 1980 – 2025E ~35-year cycle Beginning of a new cycle… ($bn) North America International “Offshore spending is expected to increase 24% in 2023 following the first year of spending growth this year (+12%) since 2014.” “…we view 2023 as a continuation of a multi-year upcycle leading to consecutive years of double-digit global spending growth through at least 2025.” “Much of the 2022 capex was inflation related which should moderate in 2023. However, with little equipment spare capacity, net pricing gains to service companies should account for much of the 2023 capex increase.” — J. David Anderson, CFA Barclays Research CONTRACTION PHASE: From 1981 to 1986 spending fell by 56% TRANSFORMATION PHASE: Following the 1986 crash, the 1990s were marked by cost reduction and industry bankruptcies/consolidation GROWTH PHASE: The 2000s up until 2014 were without a doubt the 'golden years' of the offshore energy industry CONTRACTION PHASE: From 2014 to 2020 spending fell by 55% TRANSFORMATION/ GROWTH PHASE

13 “Super-medium offshore types are at near-full utilisation, order books for these aircraft are very thin and new orders will take 18 months (at least) to build. Requirements for additional heavy / super-medium aircraft can therefore only be met by use of inactive S92s. The ability to reactivate AOG will be critical in this emerging cycle.” Steve Robertson, Director Air & Sea Analytics Effective Utilization of Heavy and Medium Offshore Helicopters Tightening Asset Market in Offshore Helicopters Source: Air and Sea Analytics, March 2023 285 32 37 166 55 5 6 32 26 0 1 13 92% 100% 98% 93% Active Helicopters Inactive Helicopters (Total) Inactive Helicopters (Known Stored / Uncontracted) Effective Utilisation S-92 AW189 H175 AW139

14 2023 Outlook (1) The outlook projections provided for 2023 are based on the Company’s current estimates, using information available at th is point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. (2) The average GBP/USD exchange rate assumption is 1.22 (3) See slide 17 for further discussion 2023E (1) (2) (in USD, millions) Operating revenues: Offshore energy services $755 - $830 Government services $340 - $355 Fixed wing services $95 - $110 Other services $10 - $15 Total operating revenues $1,200 - $1,310 Adjusted EBITDA, excluding asset dispositions and foreign exchange losses (gains) $150 - $170 Cash interest ~$40 Cash taxes $20 - $25 Capital expenditures: Maintenance $20 - $25 Growth $75 - $80 Total capital expenditures $95 - $105 Bristow increased its 2023 outlook based on the strengthening of GBP relative to the USD Increase in 2023 capex outlook for acceleration of previously announced UKSAR2G spend of $155- $165mm to ensure successful contract execution and transition(3)

15 Adjusted EBITDA Comparison / Foreign Exchange Impacts (1) See slide 22 for reconciliation of LTM Adjusted EBITDA excluding asset dispositions and foreign exchange. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. 2023E LTM as of 12/31/2022 Adjusted EBITDA excluding asset dispositions and foreign exchange losses (gains) $150 - $170 $137 Average GBP/USD exchange rate 1.22 1.24 There are two main ways in which foreign currency fluctuations impact Bristow’s reported financials: Through impacts to certain revenue and expense items, which impact the Company’s cash flows • Primary exposure is the GBP/USD exchange rate • This impact is discussed above to offer a more comparable currency basis Primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement • Revaluation of balance sheet items • These are now excluded in our Adjusted EBITDA presentation(1) For illustrative purposes: Each £0.01 movement in the GBP/USD exchange rate would impact CY2023E Adjusted EBITDA by +/- ~$1.5 million

16 Offshore Energy Services Calendar Year 2023 Outlook By Lines of Service The outlook projections provided for 2023 are based on the Company’s current estimates, using information available at this point in time, and are not a guarantee of future performance. Please refer to Cautionary Statement Regarding Forward-Looking Statements on slide 3, which discusses risks that could cause actual results to differ materially. Europe region: • New Norway four-year SAR contract expected to start in September 2023 • A stronger U.S. dollar relative to the British pound sterling and Norwegian krone would adversely impact the financial results in this region Business expanding based on new contract awards and an acquisition Full year impacts of the Falkland Islands, Netherlands SAR contract and the Dutch Caribbean SAR contract to have a positive impact in 2023. UK SAR rate increase in 2023. A stronger U.S. dollar relative to the British pound sterling would adversely impact financial results The reopening of borders in Australia driving increased activity Beginning to see growth from charter revenues, expected to continue through 2023. Pilot shortages in the region will remain a challenge. We believe the financial performance of this business will be stronger in 2023 compared to 2022 Africa region: • Increased market activity and the return of a significant customer contract are driving better results in Nigeria Americas region: • Increased customer activity and contract awards expected to drive increased utilization in the U.S. Gulf of Mexico and Brazil • Guyana revenues to decline due to the end of a customer contract at year-end 2022 Government Services Fixed Wing & Other Services We believe the offshore energy market has entered a multi-year growth cycle. Given our sector’s late cycle exposure and the lag effect involving new projects, this should become evident in our financials in 2023. A tighter equipment market, constrained global labor force, and inflationary cost pressures should drive meaningful rate increases.

2nd Generation SAR Contract (UKSAR2G)

An Effective Transition Plan

To ensure successful transition of operations and mitigate contract execution risk, Bristow will accelerate its previously announced capital expenditure timeline related to the new £1.6 billion UKSAR2G contract

Maritime & Coastguard Agency

- New contract transitions beginning September 30, 2024, through December 31, 2026
- New contract combines existing rotary and fixed wing services into fully integrated, innovative solution led by Bristow
- Estimated capital expenditures range of $155-$165 million for new AW139 aircraft, modifications to existing aircraft and two new seasonal bases
- Plans to fund the capex with cash on hand, operating cash flows and new NatWest Debt

Original Timeline[(1)]	FY2023	FY2024	FY2025	FY2026	Total
Total Capex	$2,000	$9,000	$88,000	$60,000	$159,000

New Timeline[(2)]	CY22-2023	CY2024	CY2025	CY2026	Total
Total Capex	$51,000	$97,000	$10,000	$1,000	$159,000

(1) Original timeline shows estimated capital expenditure schedule prior to fiscal year end change and as previously announced
(2) Includes deposits on aircraft paid in calendar year 2022


G-MCGK
HM COASTGUARD

Bristow
17

APPENDIX ⮚ Fleet Overview ⮚ NAV ⮚ Strong Balance Sheet and Liquidity Position ⮚ Reconciliation of LTM Adjusted EBITDA ⮚ Adjusted Free Cash Flow Reconciliation ⮚ Operating Revenues and Flight Hours by Line of Service ⮚ LTM Operating Revenues by Region

19 Fleet Overview Number of Aircraft(1) Type Owned Aircraft Leased Aircraft Consolidated Aircraft Average Age (years)(2) Heavy Helicopters: S92 38 29 67 13 AW189 18 3 21 7 S61 2 1 3 51 58 33 91 Medium Helicopters: AW139 49 4 53 12 S76 D/C++/C+ 22 — 22 13 AS365 1 — 1 33 72 4 76 Light—Twin Engine Helicopters: AW109 4 — 4 16 EC135 9 1 10 13 13 1 14 Light—Single Engine Helicopters: AS350 15 — 15 24 AW119 13 — 13 16 28 — 28 Total Helicopters 171 38 209 14 Fixed wing 8 6 14 UAV 2 2 4 Total Fleet 181 46 227 (1) As of 12/31/2022 (2) Reflects the average age of owned helicopters

20 Strong Balance Sheet and Liquidity Position (1) Balances reflected as of 12/31/2022 (2) As of 12/31/2022, the ABL facility had $0.6 million in letters of credit drawn against it (3) Principal balance $160.0 million of unrestricted cash and total liquidity of $239.7 million(1) As of December 31, 2022, the availability under the amended ABL facility was $79.7 million(2) Illustrative Annual Debt Maturity Profile $13 $13 $13 $13 $13 $13 $13 $13 $13 $13 $13 $13 $13 $3 $0 $100 $200 $300 $400 $500 CY 2023 CY 2024 CY 2025 CY 2026 CY 2027 CY 2028 CY 2029 CY 2030 CY 2031 CY 2032 CY 2033 CY 2034 CY 2035 CY 2036 Nat West Debt Senior Secured Notes ABL Facility Commitment Actual Amount Rate Maturity ($mm, as of 12/31/2022) Cash $ 164 ABL Facility ($85mm)(2) — S+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 Lombard Debt (BULL) 69 S+228 bps Dec-23 Lombard Debt (BALL) 57 S+228 bps Jan-24 Total Debt(3) $ 526 Less: Unrestricted Cash $ (160) Net Debt $ 366 Pro Forma Amount Rate Maturity ABL Facility ($85mm)(2) $ — S+200 bps May-27 Senior Secured Notes 400 6.875% Mar-28 NatWest 171 S+275 bps Mar-36 Total Debt(3) $ 571

21 NAV per Share Calculation Note: Helicopter fair market values based on annual desktop appraisals performed by Ascend by Cirium as of December 31, 2022. FMV excludes aircraft held for sale (Held for sale assets included at book value) Diluted share count reflects outstanding shares as of 12/31/2022 inclusive of unvested awards (in $ millions, expect share data) 12/31/2022 FMV of Owned Helicopters $ 1,325 NBV of Other PP&E 218 Working Capital 219 Other Assets, Net 118 Total Debt (511) Deferred Taxes, Net (30) Net Asset Value $ 1,339 Diluted Share Count 28.0 NAV per Share (excl. Leased Helicopters and Deferred Tax) $47.80 Current Price % (Disc) / Prem Current Share Price (3/8/2023) $26.96 (43.6%)

Reconciliation of LTM Adjusted EBITDA

($000s)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	LTM
	Three Months Ended				
Net income (loss)	$ (6,931)	$ 16,501	$ 4,015	$ (4,376)	$ 9,209
Depreciation and amortization expense	17,000	16,051	16,536	16,919	66,506
Interest expense, net	10,457	10,008	10,242	10,241	40,948
Income tax expense (benefit)	(853)	116	8,231	3,260	10,754
EBITDA	$ 19,673	$ 42,676	$ 39,024	$ 26,044	$ 127,417
Special items [1]	5,683	4,797	9,986	9,838	30,304
Adjusted EBITDA	$ 25,356	$ 47,473	$ 49,010	$ 35,882	$ 157,721
(Gains) losses on disposals of assets, net	1,747	(3,368)	2,101	41	521
Foreign exchange (gains) losses	9,243	(10,199)	(13,984)	(5,950)	(20,890)
Adjusted EBITDA excluding asset dispositions and foreign exchange	$ 36,346	$ 33,906	$ 37,127	$ 29,973	$ 137,352

[1] Special items include the following:	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	LTM
	Three Months Ended				
Restructuring costs	$ —	$ —	$ —	$ 2,113	$ 2,113
Loss on impairment	—	—	5,187	—	5,187
PBH amortization	3,700	3,238	3,291	3,062	13,291
Merger and integration costs	335	291	368	824	1,818
Reorganization items, net	21	29	49	43	142
Other special items [2]	1,627	1,239	1,091	3,796	7,753
	$ 5,683	$ 4,797	$ 9,986	$ 9,838	$ 30,304

(2) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs

Bristow

22

23 Reconciliation of YTD Adjusted EBITDA (2) COVID-19 related government relief grants (3) Other special items include professional services fees that are not related to continuing business operations and other nonrecurring costs Nine Months Ended December 31, 2022 ($000s) 2022 2021 Net income (loss) $ 13,585 $ (11,338) Depreciation and amortization expense 49,587 58,062 Interest expense, net 30,707 31,280 Income tax expense 7,494 8,034 EBITDA $ 101,373 $ 86,038 Special items (1) 20,466 30,532 Adjusted EBITDA $ 121,839 $ 116,570 Loss (gain) on disposals of assets, net 480 (1,388) Foreign currency gains (14,940) (1,086) Adjusted EBITDA excluding asset dispositions and foreign exchange $ 107,379 $ 114,096 Nine Months Ended December 31, 2022 (1) Special items include the following: 2022 2021 Restructuring costs $ — $ 985 Loss on impairment 5,187 24,835 PBH amortization 10,229 8,967 Merger and integration costs 994 2,416 Government grants(2) — (612) Early extinguishment of debt fees — 124 Reorganization items, net 99 578 Insurance-related proceeds, net — (2,833) Loss on sale of subsidiaries — 2,002 Other special items (3) 3,957 3,070 Bankruptcy-related settlement — (9,000) $ 20,466 $ 30,532

24 Adjusted Free Cash Flow Reconciliation (1) Other special items include professional services fees that are not related to ongoing business operations and other nonrecurring costs Three Months Ended ($000s) December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 LTM Net cash (used in) provided by operating activities $ (18,484) $ (17,570) $ 22,750 $ 5,577 $ (7,727) Plus: Proceeds from disposition of property and equipment 1,344 9,130 7,558 — 18,032 Less: Purchases of property and equipment (31,510) (9,018) (9,046) (7,842) (57,416) Free Cash Flow $ (48,650) $ (17,458) $ 21,262 $ (2,265) $ (47,111) Plus: PBH buy-in costs 24,179 31,236 — — 55,415 Plus: Restructuring costs — — 1,479 — 1,479 Plus: Merger and integration costs 275 255 277 851 1,658 Plus: Reorganization items, net 28 51 42 29 150 Plus: Other special items(1) 1,877 1,033 2,966 819 6,695 Adjusted Free Cash Flow $ (22,291) $ 15,117 $ 26,026 $ (566) $ 18,286 Net (proceeds from)/purchases of property and equipment (“Net Capex”) 30,166 (112) 1,488 7,842 39,384 Adjusted Free Cash Flow excluding Net Capex $ 7,875 $ 15,005 $ 27,514 $ 7,276 $ 57,670

25 Operating Revenues and Flight Hours by Line of Service Three Months Ended December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 LTM Operating revenues ($000s) Offshore energy services: Europe $ 87,321 $ 87,867 $ 90,053 $ 89,234 $ 354,475 Americas 87,164 88,015 84,665 86,249 346,093 Africa 24,120 21,194 20,362 13,837 79,513 Total offshore energy services 198,605 197,076 195,080 189,320 780,081 Government services 77,013 69,908 70,107 66,239 283,267 Fixed wing services 25,065 28,945 25,942 16,806 96,758 Other services 3,658 3,462 3,019 3,217 13,356 $ 304,341 $ 299,391 $ 294,148 $ 275,582 $ 1,173,462 Three Months Ended December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 Flight hours by line of service Offshore energy services: Europe 10,658 10,373 10,851 10,677 Americas 9,218 10,361 10,292 10,244 Africa 3,292 2,914 2,688 1,769 Total offshore energy services 23,168 23,648 23,831 22,690 Government services 4,659 4,457 4,536 3,542 Fixed wing services 2,826 3,157 3,330 2,859 30,653 31,262 31,697 29,091

26 LTM Operating Revenues by Region Three Months Ended (in millions) December 31, 2022 September 30, 2022 June 30, 2022 March 31, 2022 LTM Revenues Europe $ 160.9 $ 153.7 $ 155.4 $ 151.5 $ 621.5 Americas 96.0 97.4 94.3 94.6 382.3 Africa 27.4 25.3 23.3 16.5 92.5 Asia Pacific 20.0 22.9 21.2 13.0 77.1 Total $ 304.3 $ 299.3 $ 294.2 $ 275.6 $ 1,173.4